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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the incorporation of our report dated February 6, 2002 included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 File No. 333-67086.

/s/ Luboshitz Kasierer

Luboshitz Kasierer
Arthur Andersen

Tel-Aviv, Israel
March 20, 2002